Exhibit N

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form N-2 of Equus Total Return, Inc. of our report dated March 31, 2010, with respect to the financial statements of Equus Total Return, Inc. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
November 1, 2010